Exhibit 99


                                                                           PROXY

                            CSB FINANCIAL CORPORATION
                               2120 LANGHORNE ROAD
                         LYNCHBURG, VIRGINIA 25401-1424

                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON APRIL 26, 1996

         The undersigned shareholder of CSB Financial Corporation ("CSB Financial") hereby constitutes and appoints the Board of Directors, and each of them, as the true and lawful proxies and attorneys-in-fact of the undersigned, with full power of substitution in each of them, to represent and to vote, as designated on the reverse hereof, all shares of common stock, par value $.01 per share, of CSB Financial that the undersigned is entitled to vote at the Special Meeting of Shareholders of CSB Financial to be held at the Holiday Inn Select, 601 Main Street, Lynchburg, Virginia, on Friday, April 26, 1996, at 2:00 p.m., Eastern time, and at any and all adjournments thereof. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of a copy of the accompanying Proxy Statement/Prospectus for the Special Meeting and Notice of Special Meeting of Shareholders.


1.       Approve the Agreement and Plan of Merger        FOR  AGAINST  ABSTAIN
         dated as of January 26, 1996, between One
         Valley Bancorp of West Virginia, Inc., and
         CSB Financial Corporation

2.       Approve the  proposal to adjourn the Special
         Meeting in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement to permit further solicitation.

3. Transact such other business as may properly be brought before the meeting or any adjournments thereof.


         Unless otherwise specified on this Proxy, the shares represented by this Proxy when properly executed will be voted "FOR" the propositions listed above and described more fully in the Prospectus/Proxy Statement of One Valley Bancorp of West Virginia, Inc., and CSB Financial Corporation, distributed in connection with this Special Meeting.

                                                     Dated: ___________________
                                                     __________________________
                                                     __________________________

                                                     (Signature of Shareholder)
                                                     All joint owners must sign

                                                     When  signing as  attorney,
                                                     executor,    administrator,
                                                     trustee or guardian, please
                                                     give  full  title.  If more
                                                     than   one   trustee,   all
                                                     should sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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